UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

ContextLogic Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39775	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SANSOME STREET 33RD FLOOR
SAN FRANCISCO, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 432-7323

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	WISH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 23, 2023, ContextLogic Inc. (the “Company”) issued a press release announcing the Company’s financial results for the fourth quarter and year ended December 31, 2022. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Appointment

On February 23, 2023, the Company announced the appointment of Jun Yan, who was serving as the Company’s interim Chief Executive Officer and Principal Executive Officer, as the Company’s Chief Executive Officer, effective as of February 21, 2023 (the “Effective Date”). Mr. Yan will continue to serve as Principal Executive Officer. Additionally, Mr. Yan was appointed to the Company’s Board of Directors, as a Class III Director, effective as of the Effective Date to serve until the Company’s 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Mr. Yan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Jun Yan is an experienced executive with experience in developing and executing growth strategies. Mr. Yan was previously serving as the Company’s interim Chief Executive Officer since September 2022. Mr. Yan has also been an operating partner of GGV Capital, a global venture capital firm, since April 2022, where he has supported portfolio companies in the consumer internet, ecommerce, and other sectors. He was previously managing director and head of greater China at Stripe from November 2020 to March 2022 where he developed the go-to-market strategy and led efforts to implement the operating plan. Prior to his time at Stripe, Mr. Yan was Wish’s Vice President from August 2020 until November 2020. He previously was head of strategic partnerships at Google China from October 2017 to February 2019. Mr. Yan has also served as vice president at VIP.com, as a managing director at Fosun Group, and as a director in Alibaba Group. Prior to Alibaba, Mr. Yan brought 11 years of experience in the areas of ecommerce operation, business development, and sales and marketing. Earlier in his career, Mr. Yan served as a head of global selling at Amazon China. From September 2018 until June 2022, Mr. Yan served as an independent director at Rise Education Group, a leading service provider in China’s junior after-school English teaching and tutoring services. Mr. Yan holds an E.M.B.A from China Europe International Business School, an M.B.A. from Peking University, and a bachelor’s degree in Economics from University of Science and Technology Beijing.

The Company previously entered into an offer letter with Mr. Yan in connection with his appointment as interim Chief Executive Officer (the “Existing Offer Letter”) and, in connection with his appointment as Chief Executive Officer, the Company and Mr. Yan entered into a new offer letter (the “Offer Letter”) that superseded the Existing Offer Letter, other than the provisions in the Existing Offer Letter relating to equity awards and a relocation bonus. The equity awards he received upon his appointment to interim Chief Executive Officer will continue to vest in accordance with their terms.

The Offer Letter provides that Mr. Yan will continue to receive a base salary of $550,000 per year. Additionally, pursuant to the terms of the Offer Letter, the Board will award Mr. Yan restricted stock units (“RSUs”) for the number of shares of the Company’s Class A Common Stock (“Common Stock”) equal to $3,000,000 divided by the average closing price of a share of the Company’s Common Stock as reported on Nasdaq during the full calendar month prior to the date of grant, rounded down to the nearest whole share. The RSUs will vest over time based on Mr. Yan’s continuous service as follows: 1/8th of the RSUs are scheduled to vest on May 15, 2023, and an additional 1/8th of RSUs will vest on each quarterly Company Vesting Date thereafter, subject to Mr. Yan’s continuous service through each such vesting date. A “Company Vesting Date” means February 15, May 15, August 15, or November 15. Additionally, the Board will award Mr. Yan an option to purchase that number of shares of Common Stock equal to $5,390,000 divided by the average closing price of a share of Common Stock as reported on Nasdaq during the full calendar month prior to the date of grant, rounded down to the nearest whole share (the “Option”). The Option will vest and become exercisable over time based on Mr. Yan’s continuous service as follows: 1/8th of the Option shares are scheduled to vest on May 15, 2023, and an additional 1/8th of the Option shares will vest on each quarterly Company Vesting Date thereafter, subject to Mr. Yan’s continuous service with us through each such vesting date. The Company intends to grant Mr. Yan’s equity awards under the Company’s 2020 Equity Incentive Plan.

Additionally, as part of the Offer Letter, the Company entered into a severance and change in control agreement with Mr. Yan, which became effective upon his appointment as Chief Executive Officer (the “Severance Agreement”). The Severance Agreement provides that Mr. Yan will be eligible to receive a lump sum cash payment equal to twenty-four (24) months of his base salary, an additional lump sum cash payment equal to twenty-four (24) months of his benefits premiums, and full acceleration of his time-based equity awards if he is terminated by the Company without cause or he resigns for good reason, and such termination is not in connection with the Company’s change in control. In the event his termination without cause or resignation for good reason is within three months prior to or 12 months after a change in control, he will be eligible to receive a lump sum cash payment equal to twelve (12) months of his base salary, an additional lump sum cash payment equal to twelve (12) months of his benefit premiums, and full acceleration of his time-based equity awards. In addition, the Company has entered into an indemnification agreement with Mr. Yan in substantially the form entered into with other officers of the Company.

There are no family relationships between Mr. Yan and any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Officer Resignation

Additionally, on February 23, 2023, the Company announced that Tarun Jain, the Company’s Chief Product Officer and Chief Customer Service Officer provided notice of his resignation from the Company, effective March 1, 2023. In connection with his resignation, the Company and Mr. Jain entered into a Separation Agreement pursuant to which he agreed to receive severance payments in accordance with his existing Executive Severance and Change in Control Agreement.

Item 7.01. Regulation FD Disclosure.

On February 23, 2023, the Company posted supplemental investor materials on its ir.wish.com website. The Company announces material information to the public about the Company, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, and the investor relations section of its website (ir.wish.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

The information in this current report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by ContextLogic Inc. on February 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ContextLogic Inc.

Date:	February 23, 2023	By:	/s/ Vivian Liu
Vivian Liu Chief Financial Officer & Chief Operating Officer Principal Financial Officer